Exhibit 10.7

AGREEMENT

May 20, 2003

AT A MEETING HELD

ON THE ONE HAND BY

TELEFÓNICA INTERNACIONAL, S.A., domiciled in Madrid, Gran Vía 28 and NIF A-78035441 represented hereat by Mr. Isidro Javier Delegado Martínez Identity Document No. 16,790,223-Q and Mr. Arturo Pascual García, Identity Document No. 16,779,507-H, as duly empowered to act hereunder (hereinafter “TISA”);

AND ON THE OTHER HAND BY

TELEFÓNICA DE ARGENTINA S.A., domiciled at Avenida Ingeniero Huergo 723, City of Buenos Aires, CUIT [Single Taxpayer Identification Code] N° 30-63945397-5, represented by Mr. Juan Ignacio López Basavilbaso, Identity Document N° 11,266,891, as duly empowered to act hereunder (hereinafter “TASA” and together with TISA, the “Parties” and each individually, one “Party”);

IT IS STATED THAT

1.    Yesterday TASA’s Board of Directors has approved a resolution to carry out a renegotiation of TASA’s financial liabilities, which includes a voluntary offer to exchange U.S. dollar denominated 8.85% Class A notes due 2004 of Compañía Internacional de Telecomunicaciones S.A. (“COINTEL”) for an outstanding principal amount as of the date hereof of US$ 225,000,000 and Argentine pesos denominated 10 3/8% Class B notes due 2004 for an outstanding principal amount as of the date hereof of Ps.175,000,000 (“COINTEL’s Notes”) for new notes to be issued by TASA. Therefore, the present COINTEL noteholders will be offered: (i) for their Class A COINTEL notes, new U.S. dollar denominated 8.85% notes due 2011 of TASA plus a cash payment and (ii) for their Class B Notes, the option to receive (a) the new 10 3/8% notes due 2011 of TASA to be initially denominated in pesos, which shall be converted into U.S. dollars on August 1, 2004 and which shall thereafter accrue interest at a rate of 8.85% plus a cash payment or (b) new U.S. dollar denominated 8.85% notes due 2011 of TASA plus a cash payment (this transaction being collectively defined as the “TASA-COINTEL Exchange Offer”), as stated in the prospectus in English language relating to the aforementioned exchange offer which shall be filed with the U.S. Securities and Exchange Commission, and which is attached hereto (the “Prospectus”).

2. Further, Telefónica S.A. Delegated Commission and Telefónica Internacional S.A. Administration Board have approved the general terms of the transactions subject matter hereof on the meetings respectively held on April 30, 2003 and May 6, 2003.

3. As of March 31, 2003, TASA owed TISA a principal amount of US$ 828,843,504.87 under several loan agreement (the “Debt”).

THE PARTIES AGREE AS FOLLOWS:

FIRST:    If the TASA-COINTEL Exchange Offer is consummated, TASA shall promptly assign to TISA the title and credit rights of the COINTEL Notes to be acquired by TASA as a result of the TASA-COINTEL Exchange Offer, which shall be immediately and unconditionally accepted by TISA. Such assignment shall be notified to COINTEL as soon as practicable after consummation thereof.

SECOND:    Concurrently with the assignment of claims provided for in section FIRST hereof, TISA shall cancel a portion of the then outstanding principal amount of the Debt for a sum equal to:

(i)  the principal amount of the U.S. dollar denominated Notes of Cointel acquired by TASA under the TASA-COINTEL Exchange Offer; plus

(ii)  the principal amount of the peso denominated Notes of COINTEL acquired by TASA under the TASA-COINTEL Exchange Offer converted into U.S. dollars at the forward exchange rate applicable under the TASA-COINTEL Exchange Offer; plus

(iii)  an amount in U.S. dollars equal to the amount to be paid by TASA to the holders of COINTEL notes in accordance with their issue conditions, as a result of the TASA-COINTEL Exchange Offer, as interest accrued and unpaid under the COINTEL notes up to the date of consummation of the TASA-COINTEL Exchange Offer, for which purpose, the exchange rate in force as of the date of consummation of the TASA-COINTEL Exchange Offer shall be applied to the interest amount accrued upon the peso denominated COINTEL Notes;

all of the above to be done in accordance with the provisions of the Prospectus.

THIRD:    TASA shall pay in cash to TISA any unpaid interest accrued on the principal amount of the Debt settled by TASA hereunder.

FOURTH:    TISA represents and warrants that as of the date of consummation of the TASA-COINTEL Exchange Offer TISA shall have a sufficient amount of outstanding Debt to give effect to the Debt settlement provided for in paragraph SECOND above.

FIFTH:    All taxes and expenses accruing or arising as a result of the preparation, execution or performance hereof shall be borne by TASA.

SIXTH: This agreement is governed by the Spanish Law. The Parties submit to the jurisdiction of the Courts and Tribunals of Madrid for any action and claim as may arise hereunder.

Upon reading this Agreement and in conformity therewith the Parties execute same in duplicate in the place and on the date first above written.

TELEFÓNICA INTERNACIONAL, S.A.	TELEFÓNICA DE ARGENTINA S.A.

/S/ ISIDRO JAVIER DELGADO MARTÍNEZ	/S/ JUAN IGNACIO LÓPEZ BASAVILBASO
By: Isidro Javier Delgado Martínez	By: Juan Ignacio López Basavilbaso

/S/ ARTURO PASCUAL GARCÍA
By: Arturo Pascual García